SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 30, 2015
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RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11 -2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Salt Lake City, UT – September 30, 2015. Today, the Church History Museum operated by The Church of Jesus Christ of Latter-day Saints re-opened to the public after completing a major renovation. The new renovation allows for a more in-depth depiction of the early history of the Church, with many original documents and artifacts shown in a permanent installation for the first time.

The Church History Museum installed 22 exhibit cases containing VariGuard SmartGlass panels to protect light sensitive documents and artifacts. VariGuard patented SPD-SmartGlass technology allows visible light to reach an object only when it is desired; at all other times VariGuard display panels are in their light-blocking dark state protecting the artifact. As a result, VariGuard panels provide a better viewing experience (by allowing substantially higher gallery illumination levels), while simultaneously reducing damaging visible light-exposure to artifacts.

Seth Van Voorhees, President of VariGuard, commented: “VariGuard display panels offer the best protection for light sensitive documents and artifacts in the industry. We are honored that the Church Museum has selected VariGuard display panels to protect its priceless light sensitive historical documents and artifacts at the Church History Museum.”

About VariGuard and Research Frontiers Inc.

VariGuard SmartGlass™ and SmartPlastic™ are the first and only display panels that offer a wide range of visible light transmission, instant switching between dark and clear states, and >99% UV-blocking at all times. Based on patented SPD light-control technology developed by Research Frontiers, VariGuard display panels optimally protect artifacts by limiting their light-exposure only to those times when people are viewing them.

Research Frontiers Incorporated, the developer of SPD-SmartGlass electronic-tint technology which allows users to instantly, precisely and uniformly control the amount of light coming through glass or plastic, either manually with the touch of a button or automatically. Research Frontiers has built an infrastructure of over 40 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, museums, aircraft and boats. For more information, please visit our website at www.SmartGlass.com, or Facebook, Twitter, LinkedIn, YouTube and Instagram.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Research Frontiers Press Release dated September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: September 30, 2015